UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 14, 2004, Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement (the “Amendment”) was entered into by and among AFC Funding Corporation (“Seller”), an ultimate subsidiary of ADESA, Inc. (“ADESA”), Automotive Finance Corporation (“Servicer”), an ultimate subsidiary of ADESA,  Fairway Finance Company (the “Purchaser”), LLC, Harris Nesbitt Corp. (the “Agent”), and XL Capital Assurance Inc. (the “Insurer”).   The Seller, the Servicer, the Purchaser, the Agent and the Insurer are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 14, 2004, as may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Receivables Purchase Agreement”).

The Amendment amends the definition of “Scheduled Termination Date” set forth in the Receivables Purchase Agreement in clause (ii) of “Termination Date” as set forth in Exhibit I of the Receivables Purchase Agreement from January 31, 2005 to January 31, 2006.

A copy of the Amendment is attached hereto as an exhibit to this Form 8-K and incorporated by reference herein. The description of the Amendment contained herein is qualified in its entirety by reference to such agreement.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement dated October 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 19, 2004	ADESA, INC.

/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and Chief Financial Officer